UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

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☒    Definitive Proxy Statement
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EOS ENERGY ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 30, 2021
Dear Stockholders:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Eos Energy Enterprises, Inc. at www.virtualshareholdermeeting.com/EOSE2021 on June 15, 2021 at 10:00 a.m. Eastern time.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.
Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning your proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares then. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 23, 2021 (the “Record Date”) for the first time on or about April 30, 2021.

Sincerely,
/s/Joe Mastrangelo

Chief Executive Officer

EOS Energy Enterprises, Inc.
3920 Park Avenue
Edison, New Jersey 08820
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2021
To the Stockholders of Eos Energy Enterprises, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/EOSE2021 on June 15, 2021, at 10:00 a.m. Eastern time for the following purposes:
1.to elect the two directors as Class I directors of Eos Energy Enterprises, Inc., each to serve for three years and until her successor has been elected and qualified, or until her earlier death, resignation or removal;
2.to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 23, 2021 (the “Record Date”) can vote at this meeting or any adjournments that take place.
The Board of Directors recommends that you vote:
1.FOR the election of the two director nominees named in Proposal No. 1 of the Proxy Statement.
2.FOR the ratification of the appointment of Deloitte & Touche LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.
2021 Virtual Annual Stockholder Meeting
The Board of Directors has determined to hold the annual meeting virtually in order to facilitate stockholder attendance and participation by stockholders from all locations at no cost. We believe this is the right choice for the Company at this time, as it enables engagement with our stockholders, regardless of size, resources, or physical location while safeguarding the health of our stockholders, Board and management. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/EOSE2021 at the meeting date and time. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the meeting please call the technical support number that will be posted on the virtual Annual Meeting login page for assistance. Technical assistance will be available through the conclusion of the Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 15, 2021
The Notice of Annual Meeting of Stockholders to be held on June 15, 2021, the accompanying Proxy Statement and the Company’s 2020 Annual Report on Form 10-K are available, free of charge, at www.proxyvote.com.
The Notice contains instructions on how to access our proxy materials and vote over the internet at www.proxyvote.com and how stockholders can receive a paper copy of our proxy materials, including the accompanying Proxy Statement, a proxy card or voting instruction card and our fiscal year 2020 Annual Report on Form 10-K. Stockholders can also request to receive future proxy materials in printed form by mail or electronically by email by contacting Investor Relations Department at 862-207-7955 or email ir@eose.com.

By Order of the Board of Directors

April 30, 2021

EOS Energy Enterprises, Inc.
3920 PARK AVENUE
EDISON, NEW JERSEY 08820
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
JUNE 15, 2021

We have made available our proxy materials because the Board of Directors (the “Board”) of Eos Energy Enterprises, Inc. (referred to herein as the “Company,” “Eos,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 15, 2021, at 10:00 a.m. Eastern time, at www.virtualshareholdermeeting.com/EOSE2021.
◦This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
◦The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 23, 2021 (the “Record Date”) for the first time on or about April 30, 2021. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. Additionally, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K (and the 2021 Proxy Statement) are available, free of charge, at proxyvote.com and are also available on our website at https://investors.eose.com/financials/sec-filings.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?
We have made this Proxy Statement and Proxy Card available to you on the internet or have delivered printed proxy materials to you because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the virtual Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the internet.
This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and the accompanying Proxy Card were first made available for access by our stockholders on or about April 30, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
The outstanding voting securities of Eos are shares of common stock, $0.0001 par value per share. There were 51,801,267 shares of common stock outstanding as of April 23, 2021. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of April 23, 2021, you may vote online during the virtual Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet. Whether or not you plan to attend online the virtual Annual Meeting, we encourage you to vote by proxy ahead of the Annual Meeting to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote. In such case, your previously submitted proxy will be disregarded.
◦To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.
◦To vote by proxy over the internet before the Annual Meeting, follow the instructions as directed on the enclosed proxy card or on the Notice of Internet Availability.
◦To vote by telephone, you may vote by proxy by calling the toll free number found on the enclosed proxy card or on the Notice of Internet Availability.
◦To vote at the virtual Annual meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting login page for assistance.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

If you are a beneficial owner as described above, you should have received a Proxy Card and voting instructions with these proxy materials from the brokerage firm, bank, dealer or other similar organization that holds your shares, rather than from us. Simply complete and mail the Proxy Card to ensure that your vote is counted. To vote online at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank, dealer or other agent and follow the accompanying instructions included with these proxy materials.
We provide internet proxy voting to allow you to vote your shares online before the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How do I vote?
◦For Proposal No. 1, you may either vote “For” all of the Class I nominees to the Board or you may “Withhold” your vote for any nominee you specify.
◦For Proposal No. 2, you may either vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting who will separately count:
◦For Proposal No. 1, votes “For,” “Withheld” and broker non-votes.
◦For Proposal No. 2, votes “For” and “Against” and abstentions.
What are “broker non-votes”?
If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “—Which ballot measures are considered “routine” or “non-routine?”
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “routine” or “non-routine”?
Proposal No. 1 is considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there will be broker non-votes on Proposal No. 1.
Proposal No. 2, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, is considered “routine” under applicable rules.

A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.
How many votes are needed to approve the proposal?
With respect to Proposal No. 1, directors are elected by a plurality of the votes cast. This means that the two individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected.
With respect to Proposal No. 2, the affirmative vote of the majority of votes cast is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What if I return a Proxy Card but do not make specific choices?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the two nominees for director and “For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
◦You may submit another properly completed proxy with a later date.
◦You may send a written notice that you are revoking your proxy to our Investor Relations Department at 3920 Park Avenue, Edison, New Jersey 08820, 862-207-7955 or email ir@eose.com.
◦You may attend the virtual Annual Meeting through online presence and vote online. Simply attending the Annual Meeting will not, by itself, revoke your prior proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?
If you wish to submit a shareholder proposal pursuant to Rule 14a-8 of the Securities Exchange Act to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2021 to Eos Energy Enterprises Inc., c/o Ed Yuen, 3920 Park Avenue, Edison, New Jersey 08820, or email at ir@eose.com. Pursuant to our bylaws, in order for a stockholder to present a proposal at the annual meeting, other than 14a-8 proposals to be included in the Proxy Statement as described above, or to nominate a director, you must give timely notice thereof in writing to the Secretary at Eos Energy Enterprises Inc., 3920 Park Avenue, Edison, New Jersey 08820, which must be received between February 15, 2022 and March 17, 2022; provided that if the date of the 2022 annual meeting is more than 30 days before or after June 15, 2022, notice must be received no earlier than 120 days prior to such annual meeting and no later than the 90th day prior to the annual meeting date or the 10th day following the day on which public announcement of the 2022 annual meeting date is first made by the Company. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present online at the virtual Annual Meeting represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present online or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Who can help answer my questions?
 If you have questions about this Proxy Statement or if you need additional copies of the proxy materials, you should contact our Investor Relations department at 862-207-7955 or ir@eose.com. To obtain timely delivery, our stockholders must request the materials on or before June 1, 2021 to facilitate timely delivery.
Who will solicit and pay the cost of soliciting proxies?
Eos will pay the cost of soliciting proxies for the general meeting. Eos will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of ordinary shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, mail, on the Internet or at the Annual Meeting. They will not be paid any additional amounts for soliciting proxies.
Attending the 2021 Annual Meeting
In light of on-going developments related to coronavirus (COVID-19) and after careful consideration, the Board has determined to hold a virtual-only annual meeting in order to protect the health and safety of our stockholders, management, directors and our community.

How do I attend the Annual Meeting?
You may attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/EOSE2021. Stockholders will need the 16-digit control number provided on their proxy card, voting instruction form or notice. We suggest you log in at least 15 minutes before the start of the meeting.
Can I ask questions at the Annual Meeting?

Stockholders as of our record date will have an opportunity to submit questions live via the Internet during the meeting.

How to Participate in the Annual Meeting	Online: 1. Visit www.virtualshareholdermeeting.com/EOSE2021; and
2. Enter the 16 digit control number included on your Notice Regarding the Availability of Proxy Materials (“Notice”), on your Proxy Card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

You may begin to log into the meeting platform beginning at 9:45 a.m. Eastern Time on June 15, 2021. The meeting will begin promptly at 10:00 a.m. Eastern Time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three (3) classes with only one class of directors being elected in each year and each class serving a three (3) year term. The directors hold their office for a term of three (3) years or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Class I directors are Marian “Mimi” Walters and Audrey Zibelman; Class II directors are, Joe Mastrangelo, our CEO, and Alex Dimitrief; and Class III directors are Russell Stidolph, our Chairman, and Daniel Shribman.
Class I directors standing for re-election at the Annual Meeting are Marian “Mimi” Walters and Audrey Zibelman. Class II and Class III directors will stand for election at the 2022 and 2023 annual meetings of stockholders, respectively.
Each of the nominees for election as Class I directors is currently a director. If elected at the Annual Meeting, each of the nominees for election as Class I directors would serve for three years and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. If any nominee is unable or unwilling to be a candidate for election, the Board may appoint another nominee or reduce the size of the Board.
The following table sets forth information for the nominees who are currently standing for election:

Name	Age	Director Since
Marian “Mimi” Walters (1)	58	2020
Audrey Zibelman (2)	63	2020

(1) Member of the Leadership Development & Compensation Committee and of the Nominating and Corporate Governance Committee.
(2) Member of the Audit Committee and the Leadership Development & Compensation Committee.
Set forth below is biographical information for the nominees. The following includes certain information regarding the nominees’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as a director.
Marian “Mimi” Walters, 58, has served as our director since the closing of the business combination. Ms. Walters has served as Chief Commercial Officer for Leading Edge Power Solutions, LLC since November 2019. Ms. Walters has served as a director of B. Riley Financial, Inc. since July 2019. She is a former Member of the U.S. House of Representatives (the “House”) from California’s 45th District where she worked on key legislation, business and policy initiatives related to energy, technology, environmental and healthcare and served from 2015 to 2019. Ms. Walters was a member of House Leadership and served on the influential Energy and Commerce Committee. She was a member of the Communications and Technology, Digital Commerce and Consumer Protection, and Oversight and Investigations subcommittees. Prior to her election to Congress, Ms. Walters was a member of the California State Senate from 2008 to 2014, where she served on the Banking and Financial Institutions Committee and was Vice Chair of the Appropriations Committee. She previously served in the California State Assembly and was mayor and council member for the City of Laguna Niguel. Prior to her career in public service, Ms. Walters was an investment professional at Drexel Burnham Lambert and Kidder, Peabody & Co. She earned a B.A. in political science from the University of California, Los Angeles.

Audrey Zibelman, 63, has served as our director since the closing of the business combination. Ms. Zibelman recently joined X, the Alphabet Moonshot Factory to lead an Energy project. Previously, Ms. Zibelman was the Managing Director and Chief Executive Officer of the Australian Energy Market Operator (“AEMO”), responsible for overseeing AEMO’s strategy, operations and administrative functions. In addition to taking on the role as Chief Executive Officer of AEMO, Ms. Zibelman also served on the CSIRO Energy Advisory Committee, the Melbourne Energy Institute’s Advisory Board, and as a Director of the Melbourne Recital Centre. Ms Zibelman is also on the Board of the Advanced Energy Economy Institute. Ms. Zibelman has extensive experience in the public, private and not-for-profit energy and electricity sectors in the United States. Prior to joining AEMO in March 2017, her roles included Chair of the New York State Public Service Commission (“NYPSC”), from August 2013 to March 2018, Executive Vice President and Chief Operating Officer of system operator PJM from January 2008 to February 2013, executive roles with Xcel Energy, from 1992 to 2004, one of the United States largest integrated gas and electricity utilities and served on a number of energy industry advisory groups and Boards. During her tenure at the NYPSC, Ms. Zibelman led the design and implementation of extensive regulatory and retail market changes to modernize and transform the state’s electricity industry under New York Governor Andrew M. Cuomo’s ‘Reforming the Energy Vision’ plan. A recognized national and international expert in energy policy, markets and Smart Grid innovation, Ms. Zibelman is a Founder and past President and CEO of Viridity Energy, Inc., which she formed after more than 25 years of electric utility industry leadership experience in both the public and private sectors. Previously, Ms. Zibelman was the Executive Vice President and Chief Executive Officer of GO15 member organization, PJM, a regional transmission organization responsible for operating the power grid and wholesale power market which serves fourteen states across the eastern United States. Ms. Zibelman also held legal and executive positions at Xcel Energy, served as General Counsel to the New Hampshire Public Utilities Commission, and was Special Assistant Attorney General in the Minnesota Attorney General’s Office. During her career, Ms. Zibelman has served on numerous industry-related and non-profit boards, including, but not limited to the Midwest and Mid-Atlantic Reliability Councils. Ms. Zibelman’s board experience also includes Advisor to Secretary of Energy for the U.S. Department of Energy and Advisory Council, New York State Energy Research and Development Authority, the New York State Planning Board and the New York State Emergency Planning Council. Ms. Zibelman received her B.A. from Penn State University, her Executive MBA from University of Minnesota — Carlson School of Management and her J.D. from Hamline University of Law.
THE BOARD RECOMMENDS A VOTE
FOR THE ELECTION OF EACH OF THE ABOVE-NAMED CLASS I NOMINEES

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has engaged Deloitte (as defined below), as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (“fiscal year 2021”), and is seeking ratification of such selection by our stockholders at the Annual Meeting. “Deloitte” shall mean (i) Deloitte & Touche LLP, and the other subsidiaries of its parent company, Deloitte LLP, a U.S. member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee ("DTTL"); and (ii) any of the other member firms of DTTL and their affiliates that, in case of both (i) and (ii) of this sentence, provide professional services to the Company. A representative of Deloitte is expected to be present at the Annual Meeting to make a statement and be available to respond to questions.
Neither our bylaws nor other governing documents or applicable law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. Still, the Audit Committee is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table provides information regarding the fees incurred to Deloitte during the fiscal year ended December 31, 2020 (“fiscal year 2020”) and fiscal year ended December 31, 2019 (“fiscal year 2019”). Eos did not have an audit committee prior to our business combination with B. Riley Principal Merger Corp. II ("BMRG") in November 2020. As a result, the Audit Committee did not pre-approve all of the foregoing services. Since the business combination, our Audit Committee has and will pre-approve all auditing services and permitted non-audit services to be performed by our auditors, including the fees and terms thereof .

	Fiscal Year Ended
	December 31, 2020	December 31, 2019
Audit Fees (1)	$2,375,000	$153,700
Tax Fees (2)	$123,626	$108,678
Audit-Related Fees	$—	$—
All Other Fees	$—	$—
Total Fees (3)	$2,498,626	$262,378

1.Audit fees for fiscal year 2020 consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements, review of the financial statements included in the Company’s Proxy Statement filed in connection with business combination with BMRG and Form S-1 filings and services that are normally provided by Deloitte in connection with regulatory filings. Audit fees for fiscal year 2019 consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that were normally provided by Deloitte.
2.Fees for professional services performed with respect to tax compliance, tax advice, and tax planning.
3.In addition to the fees disclosed above, the Company also incurred additional accounting fees. Marcum LLP served as the auditor for BMRG prior to the merger.

Pre-Approval Policies and Procedures
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee charter.
THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CORPORATE GOVERNANCE
Board Composition
In accordance with the terms of the Director Nomination Agreement, the Board of Directors of the Company presently comprises six directors, including Alex Dimitrief, Joe Mastrangelo, Daniel Shribman, Russell Stidolph, Marian "Mimi" Walters and Audrey Zibelman. Dr. Krishna Singh resigned from the Board on April 9, 2021.
Our Charter provides that the number of directors, which is fixed from time to time by a resolution of our Board of Directors. Our Board of Directors is divided into three (3) classes with only one class of directors being elected in each year and each class serving a three (3) year term. The directors hold their office for a term of three (3) years or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. The term of office of the Class I directors, consisting of Marian “Mimi" Walters and Audrey Zibelman, will expire at the Company’s annual meeting of stockholders in 2021, unless releected pursuant to this Proxy Statement. The term of office of the Class II directors, consisting of Joe Mastrangelo and Alex Dimitrief, will expire at expires at the Company’s annual meeting of stockholders in 2022, unless releected. The term of office of the Class III directors, consisting of Russell Stidolph and Daniel Shribman, will expire at the Company’s annual meeting of stockholders in 2023, unless reelected.
Independence of the Board of Directors
The size of the Company’s Board of Directors is presently six directors, five of whom, Alex Dimitrief, Audrey Zibelman, Marian “Mimi” Walters, Daniel Shribman and Russell Stidolph, the Board has determined are “independent directors” as defined in the rules of Nasdaq and applicable SEC rules. The Board has also determined that Dr. Krishna Singh, who served on our Board from November 2020 through April 9, 2021, but who stepped down when the Company acquired the remaining shares of HI-POWER, LLC, was independent as defined by the relevant Nasdaq and SEC rules.
Nasdaq rules require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person other than an executive officer or employee of a listed company or any other individual having a relationship which, in the opinion of a listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Board Leadership Structure
Mr. Stidolph serves as the Chairman of the Board of Directors and is an independent member of the Board. The Independent Directors meet in executive session without non-Independent Directors or management present no less than twice per year. Each executive session of the Independent Directors is presided over by the Chair of the Board.
We also have fully independent Audit, Nominating and Corporate Governance, and Compensation board committees along with governance practices that we believe promote independent leadership and oversight.
The Board of Directors believes that the foregoing structure achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of such objectives. Additionally, the Board of Directors will continue to periodically review its leadership structure and will modify it as it deems appropriate.
Our Corporate Governance Guidelines are available on the Governance section of our website at www.investors.eose.com, neither of which are incorporated in this Proxy Statement.
Committees of the Board of Directors

Our Board has three fully independent standing committees: the Audit Committee, the Leadership Development & Compensation Committee and the Nominating and Corporate Governance Committee. Each of the committees reports to the Board as they deem appropriate and as the Board may request. The charter of each of these committees is available on our website at www.investors.eose.com, neither of which are incorporated into this Proxy Statement.

Audit Committee
The Company’s Audit Committee oversees the Company’s corporate accounting and financial reporting process and the Company’s compliance with legal and regulatory requirements. Among other matters, the Audit Committee:

•appoints our independent registered public accounting firm;
•evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•determines the engagement of the independent registered public accounting firm;
•reviews and approves the scope of the annual audit and the audit fee;
•discusses with management and the independent registered public accounting firm the results of the annual audit and the review of the Company’s quarterly financial statements;
•approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•monitors the rotation of partners of the independent registered public accounting firm on the Company’s engagement team in accordance with requirements established by the SEC;
•is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•reviews our critical accounting policies and estimates; and
•reviews the audit committee charter and the committee’s performance at least annually.

The members of the Audit Committee are Alex Dimitrief and Audrey Zibelman, with Daniel Shribman serving as the chair of the committee. Under the rules of the SEC, members of the Audit Committee must also meet heightened independence standards. All of the members of the Audit Committee are independent directors as defined under the applicable rules and regulations of the SEC and Nasdaq with respect to Audit Committee membership. Daniel Shribman qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. Our Board of Directors adopted a written charter for the Audit Committee that satisfies the applicable SEC and Nasdaq rules and regulations, and is available on our website at www.investors.eose.com.

Leadership Development & Compensation Committee
Our Leadership Development & Compensation Committee (the "Compensation Committee") reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the Compensation Committee:

•reviews and recommends corporate goals and objectives relevant to organizational strength and executive compensation;
•overseeing the Company’s employee compensation policies and practices;
•review and approve any employment, compensation, benefit or severance agreement with any executive officer;
•evaluates the performance of executive officers in light of those goals and objectives and recommends to our Board of Directors the compensation of these officers based on such evaluations
•review, approve and recommend to the Board the adoption of any equity-based compensation plan for employees of or consultants to the Company and any modification of any such plan; and
•reviews and evaluates, at least annually, the directors' compensation and makes recommendations thereon to the Board.

Pursuant to the Compensation Committee’s charter, the Compensation Committee, by resolution approved by a majority of the Compensation Committee, may form and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and Nasdaq. The Compensation Committee may also, in certain instances by resolution approved by a majority of the Committee, delegate to management the administration of the Company’s incentive compensation and equity-based compensation plans, to the extent permitted by law and as may be permitted by such plans and subject to such rules, policies and guidelines (including limits on the aggregate awards that may be made pursuant to such delegation) as the Compensation Committee shall approve.

The members of our Company’s Compensation Committee are Audrey Zibelman and Marian “Mimi” Walters, with Russell Stidolph serving as the chair of the committee. Each of the members of the Company’s Compensation Committee are independent under the applicable rules of Nasdaq, and each is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board of Directors adopted a written charter for the Compensation Committee that satisfies the applicable SEC and Nasdaq rules and regulations, and is available on our website at www.investors.eose.com.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board of Directors concerning governance matters.

The members of the Company’s Nominating and Corporate Governance Committee are Russell Stidolph and Marian “Mimi” Walters, with Alex Dimitrief serving as the chair of the committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules of Nasdaq relating to Nominating and Corporate Governance Committee independence. Our Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee that satisfies the applicable SEC and Nasdaq rules and regulations, and is available on our website at www.investors.eose.com.

Code of Business Conduct and Ethics
Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, which is available on our website at www.investors.eose.com under “Governance Documents” (not hereby incorporated by reference). In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request from us. The Company intends to disclose any amendments to or waivers of certain provisions of the Code of Ethics in a Current Report on Form 8-K.
Continuously Improving Our Board and Director Nomination Considerations

As the Company evolves, so will our Board. The Company and its Board of Directors are committed to continuing to develop a Board comprising experienced and qualified directors with integrity and expertise who can serve as effective stewards for an increasingly diverse base of shareholders and other stakeholders and institute robust governance principles.

To this end, our Board is instituting a process designed to regularly review the mix of skills and experience of our current directors and those it expects would be desirable in the future, including industry experience; public company experience; operational, manufacturing and supply chain expertise, especially in high-technology start-ups; finance and accounting, including capital markets expertise; cognitive diversity, both in terms of demographics and personal and professional experience; enterprise risk management; regulation and government affairs; talent development; and growth, with a focus on leading businesses through periods of significant growth and transformation and exposure to various domestic and international markets. The Board intends to also assess its own performance and the performance of its committees.

We view continuous self-improvement of our corporate governance processes as an imperative for the Nominating and Corporate Governance Committee and Board of Directors. To this end, we have retained Heidrick & Struggles to provide consulting and assistance in support of the Company’s Board composition and effectiveness planning. We selected Heidrick & Struggles based on its record as a preeminent firm in working with boards on succession planning, board effectiveness and culture shaping.

Directors are expected to possess certain personal traits and, in fulfilling its responsibility to identify qualified candidates for membership on the Board, the Nominating and Corporate Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, including those described above as well as, enhanced independence, financial literacy and financial expertise, diversity of background and perspective, including, but not limited to, with respect to age, gender, race, demographics, and any other relevant qualifications, attributes or skills.

Hedging and Pledging Policy
Our Insider Trading Policy covers hedging and pledging by our employees and directors. Under the policy, employees and directors are prohibited from engaging in any hedging transactions. We prohibit employees and directors from pledging Company securities in any circumstance, including by purchasing Company securities on margin or holding Company securities in a margin account.
Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance
Our Board met three times during fiscal year 2020. The Audit Committee met four times, the Compensation Committee met one time and the Nominating and Corporate Governance Committee met one time. During fiscal year 2020, there was 85% attendance of the meetings of the Board and the committees of the Board. Attendance of meetings was 100% post-merger. We encourage and expect all of our directors and nominees for director to attend our annual meeting of stockholders.
Stockholder Communications with the Board
Should stockholders or other interested parties wish to communicate with the Board, non-management directors as a group or any specified individual directors, including with respect to recommendations for director nominees, such correspondence should be sent to the attention of our Secretary. Our Secretary will forward correspondence relating to a director’s duties or responsibilities to the specified recipient. Correspondence that is unrelated to a director’s duties and responsibilities may be discarded or otherwise addressed by the Secretary.
Role of the Board in Risk Oversight
The Board oversees our risk management. The Board of Directors, directly and through the Audit Committee carries out this oversight role by reviewing the Company’s policies and practices with respect to risk assessment and risk management, and by discussing with management the risks inherent in the operation of our business. Our Compensation Committee reviews risks arising out of the Company’s compensation policies and practices, which are monitored and mitigated on an ongoing basis. Any necessary adjustments are addressed in the Company’s risk profile.
Board Oversight of Material Environmental and Social Risk

Eos takes into account considerations that affect all of our key stakeholders, including our stockholders, customers, employees, communities, regulators and suppliers. The Board oversees the Company's overall social responsibility strategy and supports the implementation of the Company's environmental, social, and governance ("ESG") plan. The Board continues to monitor and evaluate the impact of the Company's ESG efforts and strives for improvement and growth of the Company's social responsibility benchmarks.

Human Capital Management

Our people are our biggest asset and what powers our business. We commit to deliver them an inclusive, diverse team and culture that understands and adapts to the varying needs of our customers. We seek to provide an equitable, fulfilling and engaging work experience that excites and motivate our team members to deliver their best every day. We also aim to provide opportunities to grow and learn, to ensure our team is always the best in the business and that we continuously improve as an organization.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “we,” “us,” “our,” and “Eos” refer to Eos Energy Enterprises, Inc., a Delaware corporation, and the term “BMRG” refers to the Company prior to the consummation of the business combination.

The following is a summary of transactions since January 1, 2020 to which we and BMRG have been a participant, in which:

i.the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of the our total assets at year end for the last two completed fiscal years ; and

ii.any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation” or that were approved by our compensation committee.

B Riley Principal Merger Corp. II

B. Riley Financial is the ultimate parent company of B. Riley Securities, Inc. ("BRFBR"), the Sponsor and B. Riley Principal Investments, LLC ("BRPI"). Daniel Shribman, who was BMRG’s Chief Executive Officer and Chief Financial Officer prior to the business combination, is the President of BRPI and the Chief Investment Officer of B. Riley Financial. Bryant Riley, a member of BMRG’s board of directors prior to the business combination, is the Chairman and Co-Chief Executive Officer of B. Riley Financial. Kenneth Young, a member of BMRG’s board of directors prior to the business combination, is the President of B. Riley Financial and the Chief Executive Officer of BRPI.

Founder Shares

In connection with BMRG’s initial formation in June 2019, a wholly-owned subsidiary of B. Riley Financial (which is the parent of the Sponsor) was issued all of BMRG’s outstanding equity. All founder shares were contributed to the Sponsor in January 2020, resulting in the Sponsor directly and B. Riley Financial indirectly owning all outstanding founder shares. On February 3, 2020, BMRG conducted a 1:575 stock split and reclassification of BMRG’s common stock such that the Sponsor directly and B. Riley Financial indirectly continued to own all 5,750,000 outstanding founder shares. On April 21, 2020, 20,000 founder shares were transferred to each of Patrick Bartels, Jamie Kempner, Timothy Presutti and Robert Suss, BMRG’s independent director nominees, at their par value. On May 19, 2020, the Sponsor returned 718,750 founder shares to BMRG for cancellation, resulting in a total of 5,031,250 founder shares outstanding. The number of founder shares outstanding was determined based on the expectation that the founder shares would represent 20% of the outstanding shares after the IPO excluding the private placement shares underlying the private placement units. On May 28, 2020, the Sponsor forfeited 656,250 founder shares in connection with the determination by the underwriters of the IPO not to exercise their over-allotment option in whole or in part.

BMRG’s initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of (A) one year after the completion of the business combination or (B) subsequent to the business combination, (x) if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any consecutive thirty (30) trading day period commencing at least 150 days after the business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, subject to certain limitations.

Promissory Note

On February 4, 2020, BMRG issued a promissory note pursuant to which BMRG borrowed an aggregate principal amount of $300,000. The promissory note was non-interest bearing, unsecured and due on the earlier of December 31, 2020 or the completion of the IPO. The promissory note was repaid in full upon the consummation of the IPO.

Private Placement Securities

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 650,000 private placement units at $10.00 per private placement unit ($6,500,000 in the aggregate). Each private placement unit consisted of one share of Class A common stock and one-half of one private placement warrant. Each whole private placement warrant is exercisable to purchase one share of common stock at an exercise price of $11.50 per share. The proceeds from the private placement units were added to the proceeds from the IPO held in the trust account.

BMRG Registration Rights Agreement

The holders of the founder shares, private placement shares, private placement warrants, and shares of common stock underlying the private placement warrants have rights to require us to maintain an effective registration statement with respect to such securities. These holders are also entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by us. Notwithstanding the foregoing, the Sponsor may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years, respectively, after the effective date of IPO registration statement and may not exercise its demand rights on more than one occasion.

Business Combination Marketing Agreement

Pursuant to the business combination marketing agreement entered into upon the closing of the IPO by BMRG and BRFBR, upon the Closing, BMRG paid BRFBR a fee of $6,125,000 in consideration of services provides in connection with marketing and completing the business combination, or 3.5% of the gross proceeds of the IPO.

Administrative Fees

Commencing on May 19, 2020, BMRG agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the business combination, we ceased paying these monthly fees.

Equity Commitment Letter and Subscription Agreements

On September 7, 2020, B. Riley Financial entered into the Equity Commitment Letter with BMRG, pursuant to which B. Riley Financial committed to purchase up to 4,000,000 shares of Class A common stock, at a price per share of $10.00 per share, or up to $40,000,000 in equity financing at Closing, less the number of shares of Class A common stock issued pursuant to Subscription Agreements. The obligations to consummate the Equity Commitment Letter and Subscription Agreements were conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement. The PIPE Investment closed immediately prior to the Closing. The Equity Commitment Letter effectively terminated the forward purchase agreement entered at the time of the IPO requiring our Sponsor and its affiliate to purchase immediately prior to the Closing an aggregate of 2,500,000 units, each comprised of one share of Class A common stock and one-half of one warrant.

Eos’s Related Party Transactions

Eos Registration Rights Agreement

In connection with the Closing, we entered into a registration rights agreement with certain of our security holders. Under the registration rights agreement, the Company will have certain obligations with respect to the Registrable Securities. We are required to maintain an effective registration statement registering the resale of the Registrable Securities. Holders of the Registrable Securities also have certain “piggy-back” registration rights with respect to registration statements and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements. The registration rights agreement does not contemplate the payment of penalties or liquidated damages as a result of a failure to register, or delays with respect to the registration of, the Registrable Securities. As part of the registration rights agreement, holders of the Registrable Securities agree to a certain lock-up period with respect to the Registrable Securities.

Sponsor Earnout Letter

We entered into a letter agreement at the Closing, pursuant to which the Sponsor agreed to subject the Sponsor Shares, which formerly constituted shares of Class B common stock of the Company held by the Sponsor, to certain transfer and other restrictions, all of which expired prior to the date of this Proxy.

Director Nomination Agreement

In connection with the Closing, we entered into the Director Nomination Agreement with the Sponsor and certain Eos equityholders (the “Sellers”), pursuant to which the Sponsor and the Sellers have the right to designate members to be appointed or nominated for election to the Board of Directors of the Company, subject to terms and conditions set forth therein. The Sponsor and the Sellers may also request for at least one of its designated directors to be appointed as a member of each newly established committee of our Board of Directors. If the Sponsor or the Sellers has the right to designate one or more nominees and either has not exercised such right or no such nominee has been elected, then either the Sponsor or the Sellers may designate one board observer.

Convertible Promissory Notes

In 2019 and 2020 Eos Energy Storage LLC ("EES LLC"), the wholly-owned subsidiary of the Company, issued a series of convertible promissory notes to AltEnergy, LLC, AltEnergy Storage II LLC, AltEnergy Storage Bridge, LLC, AltEnergy Transmission LLC and AltEnergy Storage Bridge Phase II LLC in two phases for an aggregate principal amount of $7,229,117. Mr. Stidolph serves as the Managing Director of AltEnergy, LLC, which is the managing member of each of, AltEnergy Storage II LLC, AltEnergy Storage Bridge, LLC, AltEnergy Transmission LLC and AltEnergy Storage Bridge Phase II LLC. Together, AltEnergy, LLC and its managed entities own 14% of the outstanding shares of common stock as of December 31, 2020. The notes converted immediately prior to the Closing, resulting in approximately 10,886,335 shares of common stock being issued to the holders of such notes.

Merger Consideration

Subject to certain downward adjustments and the other terms and conditions set forth in the Merger Agreement, at Closing the EES LLC security holders received total aggregate consideration of 29,644,680 shares of common stock. The EES LLC security holders also received an additional 1,994,171 shares of our common stock upon the achievement of certain earnout targets pursuant to the terms of the Merger Agreement.
Accounts Payable and Accrued Expenses
Accounts payable and accrued expense-related parties as of December 31, 2020 contains $138,000 consultant fee payable to affiliate. It also includes $2,382,000 accruals as of December 31, 2020 for payments under the Joint Venture agreement with Holtec Power, Inc.
Receivable from disgorgement of short swing profits
As of December 31, 2020, the Company had a receivable of $432,000 from its affiliated company B. Riley Securities, Inc resulting from disgorgement of short swing profits.
Vendor deposits
As of December 31, 2020, vendor deposits include a balance of $278,000 deposits made to Hi-Power, LLC.

Policies and Procedures for Related Person Transactions

Our Board of Directors adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

◦any person who is, or at any time during the applicable period was, one of our officers or one of our directors;

◦any person who is known to be the beneficial owner of more than 5% of our voting stock;

◦any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than 5% of our voting stock; and

◦any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

DIRECTORS

The following table sets forth the name, age as of April 30, 2021 and position of the nominees for election at the Annual Meeting and the other current directors of Eos Energy Enterprises, Inc. whose terms extend past the Annual Meeting. The following also includes certain information regarding our directors’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors (information for Ms. Walters and Ms. Zibelman is set forth above in “Proposal No. 1 Election of Directors”).

Name	Age	Position	Independent
Joe Mastrangelo	52	Chief Executive Officer and Director
Daniel Shribman (1)	37	Director	☑
Russell Stidolph (2) (3)	45	Independent Chair; Director	☑
Alex Dimitrief (1) (3)	62	Director	☑
Audrey Zibelman (1) (2)	63	Director	☑
Marian “Mimi” Walters (2)(3)	58	Director	☑

(1)    Member of the Audit Committee
(2)    Member of the Leadership Development & Compensation Committee
(3)    Member of the Nominating and Corporate Governance Committee
Joe Mastrangelo, 52, joined Eos as a board advisor in March 2018 and assumed the role of Chief Executive Officer from August, 2019 until the closing of the business combination. Mr. Mastrangelo has served as a director and the Chief Executive Officer since the closing of the business combination. Before coming to Eos, Mr. Mastrangelo was president and chief executive officer of Gas Power Systems since September 2015. As an energy industry leader for the past two decades, Mr. Mastrangelo has extensive experience leading diverse teams to develop and deploy commercial scale projects around the world. Mr. Mastrangelo has broad operating experience across the energy value chain including serving as Chief Executive Officer of GE’s Power Conversion business, applying science and systems of power conversion to increase the efficiency of the world’s energy infrastructure. Mr. Mastrangelo spent ten years with GE Oil & Gas, in leadership roles in finance, quality, and commercial operations, culminating in being named a GE Corporate Officer in 2008. Mr. Mastrangelo began his career with GE in the company’s Financial Management Program and then joined GE’s Corporate Audit Staff. Originally from New York, Mr. Mastrangelo earned a Bachelor of Science in Finance from Clarkson University and an Associate of Science, Business Administration and Management from Westchester Community College.
Daniel Shribman, 37, served as the Chief Executive Officer, Chief Financial Officer and a director of BMRG from its inception until the closing of the business combination and has served as our director since the closing of the business combination. Mr. Shribman served as chief investment officer of B. Riley Financial (Nasdaq: RILY) and as president of B. Riley Principal Investments, LLC since September 2019 and September 2018, respectively. Mr. Shribman helps oversee the asset base of B. Riley Financial alongside chief executive officer Bryant Riley. This asset base consists of several cash flow generating operating businesses in addition to cash and investments of roughly $750 million. The investment portfolio includes bilateral loans and small cap equity positions in both public and private markets. In virtually all investments, B. Riley Financial is involved at the board level and active in business and capital allocation decisions. Mr. Shribman has served as a member of the board of directors of Alta Equipment Group Inc. (NYSE: ALTG) since February 2020, when it completed its business combination with B. Riley Principal Merger Corp., where Mr. Shribman was chief financial officer. Mr. Shribman brings experience in both public and private equity to us. Prior to joining B. Riley, Mr. Shribman was a Portfolio Manager at Anchorage Capital Group, L.L.C., a special situation asset manager, from 2010 to 2018. During Mr. Shribman’s tenure at Anchorage Capital Group, L.L.C., he led investments in dozens of public and private opportunities across the general industrial, transportation, automotive, aerospace, gaming, hospitality and real estate industries. These investments ranged from public equities and bonds to deeply distressed securities, par bank debt, minority owned private equity and majority owned private equity. Mr. Shribman worked in close collaboration with management teams and boards to maximize shareholder value in the form of both operational turnarounds, capital market financing and capital deployment initiatives. Prior to Anchorage Capital Group, L.L.C., Mr. Shribman worked at Tinicum Capital Partners, a private equity firm, and in the restructuring advisory group at Lazard (NYSE: LAZ).

Russell Stidolph, 45, has served as a director of Eos since 2014 and the chairman of the board of Eos since 2018, and continued in both positions following the closing of the business combination. Mr. Stidolph is the founder AltEnergy, LLC a private equity firm focused on alternative energy investing, where he has served as Managing Director since 2006. Prior to forming AltEnergy, Mr. Stidolph was a Principal at J.H. Whitney & Co., LLC a middle-market private equity firm based in New Canaan, Connecticut. While at J.H. Whitney Mr. Stidolph was responsible for starting and developing the firm’s alternative energy investing practice where he was responsible for Hawkeye Renewables, LLC and Iowa Winds, LLC. Mr. Stidolph was both the Chief Financial Officer and Vice Chairman of Hawkeye Renewables, LLC before it was sold in 2006 to Thomas H. Lee Partners, LP. Prior to joining J.H. Whitney, Mr. Stidolph was a member of the corporate finance group at PaineWebber, Inc., that was responsible for high yield and leverage finance origination. Mr. Stidolph also acted as Senior Vice President and the Chief Financial Officer of Tres Amigas, LLC and he still sits on the Company’s Board of Directors, and was Chairman of the board of directors of Viridity Energy, Inc before it was sold to Ormat Technologies in 2017. Mr. Stidolph received a Bachelor of Arts degree from Dartmouth College.

Alex Dimitrief, 62, has served as a director since the closing of the business combination. Mr. Dimitrief is an experienced director, Chief Executive Officer, C-suite leader and general counsel who has steered varied energy-related and other global businesses through a wide range of complex commercial, legal and organizational challenges. He has previously served as a director of both public and non-public companies including We Company, Synchrony Financial (NYSE: SF) and GE Capital Bank and presently sits on the Advisory Board of Cresset Capital Management. As President and Chief Executive Officer of General Electric’s Global Growth Organization, Mr. Dimitrief was responsible for driving GE’s growth in more than 180 countries. On Mr. Dimitrief’s watch in 2018, GE achieved $76 billion in international orders and secured billions in financing for many of GE’s emerging market customers. As GE’s General Counsel, Mr. Dimitrief served as the principal executive advisor to GE’s Board and led a global team responsible for GE’s corporate governance, legal matters, compliance, SEC reporting, government affairs and environmental safety programs. In previous roles at GE, Mr. Dimitrief was a leader of the transformation of GE Capital (including the IPO/split-off of Synchrony Financial) and led complex joint venture negotiations for GE Energy in China and Russia. He also oversaw the legal and regulatory aspects of the IPO and largest-ever split-off of Synchrony Financial in 2014 and the merger of GE Oil & Gas with Baker Hughes in 2017; in both cases, Mr. Dimitrief bore responsibility for establishing the corporate governance structures at the new stand-alone entities, including the transition of leadership teams from non-reporting subsidiaries to publicly-traded companies. In announcing Mr. Dimitrief’s retirement from GE in January 2019, Chief Executive Officer Larry Culp described Mr. Dimitrief as “one of the most respected leaders at GE” who “effectively represented GE before governments, regulators and customers throughout the world and is widely recognized as a compelling champion of integrity, transparency and the rule of law.” In 2007, Mr. Dimitrief came to GE after 20 years as a senior partner at Kirkland & Ellis LLP, where he “first chaired” and regularly advised Boards about securities, restructuring, intellectual property, product liability, environmental, governance and commercial disputes. Mr. Dimitrief teaches Corporations as a Distinguished Adjunct Professor at New York Law School and also teaches a new class on the “Corporation as a Citizen” at Harvard Law School. Mr. Dimitrief earned his B.A. from Yale College and his J.D. from Harvard Law School.
EXECUTIVE OFFICERS

The following table sets forth the name, age as of April 30, 2021 and position of the individuals who currently serve as the executive officers of the Company. The following also includes certain information regarding our officers’ individual experience, qualifications, attributes and skills (information for Mr. Mastrangelo is set forth above under “Directors”).

Name	Age	Position
Joe Mastrangelo	52	Chief Executive Officer
Sagar Kurada	42	Chief Financial Officer
Jody Markopoulos	49	Chief Operating Officer

Sagar C. Kurada, 42, joined EES LLC as Chief Financial Officer in July 2020 and continued to serve our Chief Financial Officer following the closing of the business combination. In this position, Mr. Kurada is responsible for the overall financial strategy and direction at Eos, overseeing all financial functions, he guides the controller, treasury, shareholder relations, accounting, tax, financial planning and internal audit functions to pursue the Eos’s aggressive growth strategy and meet its clients’ and investors’ expectations. Prior to joining Eos, Mr. Kurada acted as Chief Financial Officer of HighTower Advisors from August 2016 to November 2019. Mr. Kurada also served as Chief Executive Officer of multiple GE operating entities, and worked in the private equity consulting practice at FCM from July 2014 to July 2016. Throughout his 20-year career in financial strategy, planning, accounting, auditing, Mr. Kurada has established a reputation for building world-class teams and for aligning financial and business interests to support business strategy and high-growth. Mr. Kurada has led multiple equity and debt financings and raised in excess of $1 billion of capital to support business growth. Mr. Kurada holds a BS in Finance and Technology from Rensselaer Polytechnic Institute and MBA from Columbia Business School.

Jody Markopoulos, 49, joined Eos as Chief Operating Officer on March 8th, 2021. Ms. Markopoulos began her career at GE Power, where she held a number of successive leadership roles deepening her supply chain expertise, power generation knowledge and operational leadership. Following a six-year run as Vice President of Sourcing, Markopoulos went on to be President & CEO of GE Intelligent Platforms, a high technology controls, automation and software company before going to GE Oil & Gas to lead the supply chain operations, and eventually serving as Chief Operations Officer for GE Oil & Gas from 2015 to 2017. Ms. Markopoulos played an instrumental role in the creation and transition of Baker Hughes from GE as part of the executive team, in her roles as Chief Supply Officer of Baker Hughes from 2017-2018 and then Chief Transition Officer from 2018 to 2020. Most recently she ran her own consulting firm since February of 2020, leveraging 27 years of operating leadership, providing advisory services to leading private equity, public and private companies. Ms. Markopoulos has a Bachelor of Science degree in Engineering & Management from Clarkson University.
EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act, which require compensation disclosure for (i) all individuals who served as our principal executive officer or in a similar capacity during fiscal year ended December 31, 2020, (ii) our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of the fiscal year ended December 31, 2020, and (ii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii), but for the fact that the individual was not serving as an executive officer as of the fiscal year ended December 31, 2020. We refer to these executive officers collectively as the named executive officers (“NEOs”). This section should be read in conjunction with our financial statements and related notes appearing in our annual report on Form 10-K for fiscal year 2020, filed with the SEC on February 26, 2021 (“2020 10-K”), along with the section of this proxy entitled “Certain Relationships and Related Party Transactions.” Compensation information included in the following section is presented in actual dollar amounts. For fiscal year ended December 31, 2020, the NEOs were:
•Joe Mastrangelo, Chief Executive Officer;
•Sagar Kurada, Chief Financial Officer; and

•Mack Treece, Chief Strategic Alliances Officer.

Mr. Treece was appointed Chief Financial Officer effective March 5, 2019. Effective as of June 1, 2020, Mr. Treece also assumed the title of Chief Strategic Alliances Officer. As of July 6, 2020, Sagar Kurada assumed the office of Chief Financial Officer from Mr. Treece.
Summary Compensation Table
The following table presents summary information regarding the total compensation paid to, earned by and awarded to each of our NEOs for the fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Joe Mastrangelo(3), Chief Executive Officer	2020	$357,692	$400,000	$801,724	$5,940,000	$ 87,239 (4)	$7,586,656
	2019	$197,833	—	—	—	$ 100,189 (4)	$298,022
Sagar Kurada(5), Chief Financial Officer	2020	$171,154	$450,000	—	$510,000	—	$1,131,154
Mack Treece, Chief Strategic Alliances Officer	2020	$315,083	$325,000	$119,724	$680,000	$ 8,735 (6)	$1,448,542
	2019	$230,000	—	—	—	$ 2,816 (6)	$232,816

(1) Represents the grant date fair value of restricted stock unit awards, computed in accordance with FASB ASC Topic 718. For a discussion of the valuation methodology used, see Note 1, “Stock-Based Compensation” of the notes to Eos Energy Enterprises, Inc. consolidated financial statements included in our 2020 10-K. These amounts do not necessarily correspond to the actual value that may be realized from the stock awards by the named executive officers.
(2) Represents the grant date fair value of option awards, computed in accordance with FASB ASC Topic 718. Grant date fair value is calculated based on the Black-Scholes option pricing model. For information regarding the assumptions used in determining the grant date fair value, see Note 1, “Stock-Based Compensation” of the notes to our consolidated financial statements included in our 2020 10-K These amounts do not necessarily correspond to the actual value that may be realized from the option awards by the named executive officers.
(3) Mr. Mastrangelo does not receive compensation for his service as a director.
(4) For fiscal 2020, Mr. Mastrangelo received a car allowance of $8,668, $54,900 in residential expenses and $23,672 in business travel expense reimbursement. For fiscal 2019, Mr. Mastrangelo received $37,911, in residential expenses and $62,278 in business travel expense reimbursement.
(5) Mr. Kurada was appointed Chief Financial Officer on July 6, 2020.
(6) For fiscal 2020 and 2019, Mr. Treece received $8,735 and $2,816 in business travel expense reimbursement, respectively.

Narrative Disclosure to the Summary Compensation Table
Employment Agreements
Employment Offer Letter with Mr. Mastrangelo
In connection with the engagement of Mr. Mastrangelo as a board advisor, we entered into an employment offer letter dated as of July 26, 2018. The employment offer letter contained the following material compensation terms:
•base compensation consisting of a $25,000 monthly consulting fee, which increased to $400,000 per year upon appointment as full time Chief Executive Officer on August 1, 2019; and
•participation in the Company’s health insurance and other employee benefits Eos also maintains, and an annual car allowance of $7,796.

Mr. Mastrangelo’s employment offer letter was terminated and replaced with an employment agreement effective as of June 22, 2020, as further described below.
2020 Employment Agreement with Mr. Mastrangelo
Effective as of June 22, 2020, Eos entered into an Employment Agreement with Mr. Mastrangelo, which replaced and terminated Mr. Mastrangelo’s employment offer letter.
The employment agreement contained the following material compensation terms:
•base compensation of $400,000 per year based on full-time employment;
•annual performance-based incentive bonus with an annual target payout of 50% to 100% of base compensation, payable in cash, to be prorated for the 2020 fiscal year;
•participation in the Company’s health insurance and other employee benefits Eos also maintains, along with reimbursement for reasonable travel, lodging, meal and other business-related expenses;
•an initial option grant of 12,000,000 common units with an exercise price of $0.50 per unit, vesting in equal amounts annually over three years; and
•an additional option grant of 6,000,000 common units with an exercise price of $0.50 per unit, vesting in full upon the successful completion of an equity financing transaction occurring prior to June 23, 2023.
Mr. Mastrangelo’s 2020 Employment Agreement was terminated and replaced with a new employment agreement effective as of February 24, 2021, as further described below.
2021 Employment Agreement with Mr. Mastrangelo
Effective as of February 24, 2021, the Company entered into an Employment Agreement with Mr. Mastrangelo, which replaced and terminated Mr. Mastrangelo’s June 22, 2020 employment agreement.
The employment agreement contains the following material compensation terms:
•base salary of $650,000 per year based on full-time employment;
•annual performance-based incentive bonus with an annual target payout of 100% of base salary, payable in cash;

•participation in the Company’s health insurance and other employee benefits the Company maintains; provided, that if Mr. Mastrangelo elects not to participate in the Company’s medical and other health benefit plans, the Company will pay for Mr. Mastrangelo and his family’s current medical and other health benefit plans in Italy, in an amount not to exceed a cumulative maximum of $17,000 per calendar year;
•reimbursement for reasonable travel, lodging, meal and other business-related expenses; and
•a grant of 750,000 restricted stock units, vesting in equal amounts annually over three years, and fully vesting upon a change in control.
If Mr. Mastrangelo is terminated without “cause” or resigns for “good reason” he will be entitled to (i) continued payment of his annual base salary for twenty-four months, (ii) a pro-rated annual bonus for the year of termination, if the applicable performance targets are achieved, and (iii) full vesting of any then-unvested equity awards, in each case, subject to his execution and non-revocation of a release of claims against the Company and continued compliance with certain restrictive covenants.
Pursuant to his employment agreement Mr. Mastrangelo is subject to certain restrictive covenants, including perpetual confidentiality obligation, a 12-month post-termination non-compete, a 12-month post-termination non-solicit covering our employees and business relationships, invention assignment provisions and a mutual non-disparagement obligation.
Consulting Agreement with Mr. Treece
In connection with the engagement of Mr. Treece as a consultant, we entered into a consulting agreement dated as of March 5, 2019. The consulting agreement contained the following material compensation terms:
•base compensation consisting of a $15,000 monthly consulting fee;
•accrued cash compensation of $8,000 per month, payable upon the closing of an equity financing by the Company;
•monthly grants of equity units of the Company, valued at $7,000 per month; and
•services-related expense reimbursement.
Mr. Treece’s consulting agreement was terminated and replaced with an employment agreement effective as of June 1, 2020, as further described below.
Employment Agreement with Mr. Treece
Effective as of June 1, 2020 we entered into an Employment Agreement with Mr. Treece, which replaced and terminated Mr. Treece’s consulting agreement.
The employment agreement contains the following material compensation terms:
•base compensation of $325,000 per year based on full-time employment;
•annual performance-based incentive bonus with an annual payout opportunity of 50% to 100% of base compensation, payable in cash annually, beginning in the calendar year Eos successfully closes an equity financing;
•participation in our health insurance and other employee benefits the Company maintain, along with reimbursement for reasonable travel, lodging, meal and other business-related expenses;
•an initial option grant of 1,000,000 common units with an exercise price of $0.50 per unit, vesting in equal amounts annually over three years and fully vesting upon a change in control; and

•an additional option grant of 1,000,000 common units with an exercise price equal to the then-current fair market value of unit, to be granted upon the successful completion of an equity financing transaction prior to termination of employment for any reason, which will vest in equal amounts annually over three years after grant.
If Mr. Treece is terminated without “cause” or resigns for “good reason” he will be entitled to (i) continued base salary for six months, and (ii) a prorated amount of any annual bonus otherwise payable during the calendar year of termination, each subject to his execution and non-revocation of a release of claims against Eos and continued compliance with certain restrictive covenants.
Pursuant to his employment agreement Mr. Treece is subject to certain restrictive covenants, including perpetual confidentiality obligation, a 12-month post-termination non-compete, a 12-month post-termination non-solicit covering our employees and business relationships, invention assignment provisions and a mutual non-disparagement obligation.
Offer Letter with Mr. Kurada
Effective as of June 23, 2020 we entered into an offer letter with Mr. Kurada in connection with his commencing employment as our Chief Financial Officer. The offer letter contains the following material compensation terms:
•base compensation of $350,000 per year based on full-time employment;
•performance-based incentive bonus with a payout opportunity of 25% of base compensation upon achievement of cash flow targets by the end of the first year of Mr. Kurada’s employment and 75% of base salary upon achievement of target booked orders by June 30, 2021;
•participation in our health insurance and other employee benefits the Company maintains;
•an initial option grant of 1,500,000 common units with an exercise price of $0.50 per unit, vesting in equal amounts annually over four years; and
•an additional option grant on the earlier of (x) April 30, 2021 and (y) the consummation of one or more third party financings or outside capital raises in which the Company achieves at least $25 million, with the number of such units determined by multiplying (i) the number of Company units or options held by Mr. Kurada on such date by (ii) a fraction where the numerator is $0.50 minus the per unit valuation used in such financing or capital raise and the denominator of which is $0.50.
If Mr. Kurada is terminated without “cause” he will be entitled to (i) a lump-sum payment equal to 3 months base salary if such termination occurs in the first 24 months of employment and 6 month base salary thereafter, and (ii) any sales compensation earned under the terms of the offer letter prior to the date of termination.
Pursuant to his offer letter Mr. Kurada is subject to certain restrictive covenants, including a 12-month post-termination non-compete.
2021 Employment Agreement with Mr. Kurada
Effective as of March 25, 2021, the Company entered into an Employment Agreement with Mr. Kurada, which replaced and terminated Mr. Kurada’s June 23, 2020 offer letter.
The employment agreement contains the following material compensation terms:
•base salary of $400,000 per year based on full-time employment;
•annual performance-based incentive bonus with an annual target payout of 60% of base salary, payable in cash;

•participation in the Company’s health insurance and other employee benefits the Company maintains;
•reimbursement for reasonable travel, lodging, meal and other business-related expenses;
•a grant of 200,000 restricted stock units, vesting 12.5% on January 3, 2022, 37.5% on January 2, 2023, and 50% on January 1, 2024, and fully vesting upon a change in control; and
•acceleration of the options granted on June 30, 2020.
If Mr. Kurada is terminated without “cause” or resigns for “good reason” he will be entitled to (i) continued payment of his annual base salary for eighteen months, (ii) a pro-rated annual bonus for the year of termination, if the applicable performance targets are achieved, and (iii) full vesting of any then-unvested equity awards, in each case, subject to his execution and non-revocation of a release of claims against the Company and continued compliance with certain restrictive covenants.
Pursuant to his employment agreement Mr. Kurada is subject to certain restrictive covenants, including perpetual confidentiality obligation, a 12-month post-termination non-compete, a 12-month post-termination non-solicit covering our employees and business relationships, invention assignment provisions and a mutual non-disparagement obligation.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards for our NEOs as of the end of our fiscal year ended December 31, 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)
Joe Mastrangelo	345,828	691,656(1)	$ 8.67	10/23/2030	—	—
Sagar Kurada	—	86,457(2)	$ 8.67	06/30/2030	—	—
Mack Treece	—	115,276(3)	$ 8.67	6/01/2030	11,130(4)	$231,949(5)

(1) Beginning on October 23, 2020, so long as Mr. Mastrangelo remains in service, 691,656 of the shares of common stock subject to this option will vest as to 33.33% on each of the first three anniversaries of June 22, 2020; provided, that such shares shall vest in full upon the consummation of a change in control of the Company.
(2) For so long as Mr. Kurada remains in service, the shares of common stock subject to this option will vest as to 25% on June 30, 2021, with the remaining vesting in equal annual installments over a three year period ending June 30, 2024.
(3) For so long as Mr. Treece remains in service, the shares of common stock subject to this option will vest as to 19,313 on June 30, 2021, 38,425 vesting in equal annual installments over a two year period ending June 30, 2023 and 57,638 vesting in equal annual installments over a three year period ending November 16, 2023, provided, however, that the shares will vest in full upon a change in control of the Company.
(4) Represents restricted stock units which vest in full on December 16, 2021, provided that Mr. Treece remains in service. The restricted stock units will also vest in full if, prior to such vesting date, Mr. Treece is terminated without cause.
(5) The market value is calculated by multiplying the closing price ($20.84) of our common stock on the NASDAQ Capital Market on December 31, 2020, the last trading day of fiscal 2020, by the number of restricted stock units that had not vested.

Other Compensation Plans
Amended and Restated 2012 Equity Incentive Plan
The Eos Energy Storage LLC 2012 Equity Incentive Plan (the “2012 Plan”) was approved by the Board of Directors of Eos Energy Storage LLC on April 4, 2012. The 2012 Plan provided for the grant of equity-based awards to our employees and consultants. Upon the effectiveness of the Merger Agreement and the 2020 Plan (as defined below), outstanding awards under the 2012 Plan were converted into equivalent equity-based awards under the 2020 Plan and the 2012 Plan was terminated.
Eos Energy Enterprises 2020 Incentive Plan
The Eos Energy Enterprises 2020 Incentive Plan (the “2020 Plan”) was approved by our stockholders and became effective on November 16, 2020. The 2020 Plan provides for the grant of equity-based awards to our employees, consultants, service providers and non-employee directors. The purpose of the 2020 Plan is to provide a means through which we may attract and retain key personnel and to provide a means whereby certain of our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in Eos, or be paid incentive compensation, which may be measured by reference to the value of our common stock, thereby strengthening their commitment to the welfare of Eos and aligning their interests with those of our stockholders.
Administration. The 2020 Plan is administered by a committee appointed by our Board, or if no such committee has been appointed, by our Board (the “Committee”). The Committee will, subject to the terms and conditions of the 2020 Plan, have the authority to, among other actions, designate participants in the 2020 Plan, determine the type of awards to be granted to a participant and the terms of conditions of such awards, determine the terms of settlement or exercise of awards, reconcile any inconsistency and correct any defect in the 2020 Plan or an award agreement, accelerate the vesting or exercisability of an award and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2020 Plan.
Shares Reserve; Adjustments. The maximum number of shares of our common stock available for issuance under the 2020 Plan was initially 6,000,000 shares. The share pool will be increased on the first day of each year, starting in 2021, a number of shares of common stock equal to 1% of the aggregate number of shares of common stock outstanding on the last day of the prior fiscal year, unless the Board has determined prior to January 1st of a given year that no such increase shall occur or the increase should be as to a fewer number of shares. Shares of our common stock underlying an award that is (i) withheld in connection with the exercise of such award, (ii) withheld to satisfy tax or deduction liabilities arising from the award or (iii) forfeited, canceled, expire unexercised or settled in cash will again become available for issuance under the 2020 Plan.
Non-Employee Director Limits. Under the 2020 Plan, the maximum number of shares of our common stock that may be granted during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year, in respect to the director’s service as a member of our Board of Directors during such year, shall not exceed $500,000 in total value. The independent directors may make exception to this limit for a non-executive chair of the Board of Directors, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
Available Awards. The 2020 Plan permits the grant of incentive stock options to employees and/or nonstatutory stock options to all eligible participants, as well as, stock appreciation rights, restricted stock, restricted stock units, performance awards, other cash-based awards and other stock-based awards to all eligible participants.
No Repricing. The Committee may not, without stockholder consent, reduce the exercise price of outstanding stock options of SARs or cancel any outstanding stock options or SARs with an exercise price below the fair market value of our common stock and replace it with a new award or cash or take any other action considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange.

Plan Amendment or Suspension. The Board has the authority to amend, suspend or terminate the 2020 Plan, provided that no such action may be taken without stockholder approval if the approval is necessary to comply with a tax or regulatory requirement or other applicable law for which the Committee deems it necessary or desirable to comply. No amendment adversely and materially affect a participant’s rights under any award without such participant’s consent.
Term of the Plan. No awards may be granted under the 2020 Plan after our Board of Directors terminates the plan or after ten years from the effective date.
Health and Retirement Benefits
We provide medical, dental, vision, life insurance and disability benefits to all eligible employees. The NEOs are eligible to participate in these benefits on the same basis as all other employees. In addition, we maintain a tax-qualified defined contribution plan (the “401(k) Plan”), under which eligible employees of Eos, including our named executive officers, may defer a portion of their annual compensation on a pre-tax basis. We do not provide a pension plan for employees and none of our named executive officers participates in a nonqualified deferred compensation plan.
Termination and Change in Control Benefits
Our NEOs are entitled to severance benefits under their respective employment agreements, as described under “—Employment Agreements,” above.

Equity Compensation Plans
The following table summarizes our equity compensation plan information as of December 31, 2020:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, Rights and Restricted Stock Units (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	2,185,954	$9.19	3,825,176
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,185,954	$9.19	3,825,176
Total shares outstanding as of December 31, 2020 was 49,802,081 shares of Common Stock of the Company.
DIRECTOR COMPENSATION TABLE

The following table sets forth information concerning the compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2020. Mr. Mastrangelo does not earn any additional compensation for service on our Board of Directors.

Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Daniel Shribman	—	$75,007	$157,635	—	$232,642
Russell Stidolph	—	$75,007	$1,902,635	—	$1,977,642
Alex Dimitrief	—	$75,007	$94,582	—	$169,589
Audrey Zibelman	—	$75,007	$94,582	—	$169,589
Marian "Mimi" Walters	—	$75,007	$94,582	—	$169,589
Krishna Singh (3)	—	$75,007	$94,582	—	$169,589
(1) Represents the grant date fair value of restricted stock unit awards, computed in accordance with FASB ASC Topic 718. For a discussion of the valuation methodology used, see Note 1, “Stock-Based Compensation” of the notes to Eos Energy Enterprises, Inc. consolidated financial statements included in our 2020 10-K. These amounts do not necessarily correspond to the actual value that may be realized from the stock awards by the non-employee directors. The aggregate number of stock awards outstanding for each of our non-employee directors as of December 31, 2020 was 5,198 per non-employee director.
(2) Represents the grant date fair value of option awards, computed in accordance with FASB ASC Topic 718. Grant date fair value is calculated based on the Black-Scholes option pricing model. For information regarding the assumptions used in determining the grant date fair value, see Note 1, “Stock-Based Compensation” of the notes to our consolidated financial statements included in our 2020 10-K. These amounts do not necessarily correspond to the actual value that may be realized from the option awards by the named executive officers. The aggregate number of option awards outstanding for each of our non-employee directors as of December 31, 2020 was: Mr. Shribman, 30,788; Mr. Stidolph, 5,030,788; Mr. Dimitrief, 18,473, Ms. Zibelman, 18,473; Ms. Walters, 18,473; Mr. Singh, 18,473.
(3) Effective on April 9, 2021, Dr. Singh stepped down from the Board.

Director Compensation
Prior to December 2020, we did not maintain a formal non-employee director compensation policy. Rather, directors were compensated in the discretion of our Board of Directors (or the applicable committee thereof). On December 8, 2020, our compensation committee approved our Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Under the Director Compensation Policy, each non-employee director will be eligible to receive (i) an annual cash retainer equal to $25,000, payable in equal quarterly installments in arrears, and (ii) an annual equity-based retainer (the “Equity Retainer”) with a grant date fair value of $150,000, payable 50% in restricted stock units and 50% in stock options. Any committee chairs receive an additional retainer equal to $50,000, payable in stock options. In addition, all members of our Board will be reimbursed for their costs and expenses in attending Board meetings.

The Equity Retainer for 2021 was granted to our non-employee directors on December 8, 2020. In the future, Equity Retainers will generally be granted on the second trading day following each annual meeting of our stockholders. Any individual that becomes a non-employee director for the first time other than by election or appointment at an annual meeting of our stockholders will be granted an Equity Retainer in connection with the next annual meeting so long as such annual meeting is more than four calendar months from the date such individual becomes a non-employee director. The Equity Retainer will be granted pursuant to our 2020 Plan. RSUs and stock options granted under the Equity Retainer will vest on the earlier of (x) the first anniversary of the grant date, (y) immediately prior to the date of our next annual shareholders meeting, or (z) a Change in Control (as defined in the 2020 Plan), in each case subject to the director’s continued service on such vesting date.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of April 23, 2021, by:

•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•each of our directors, nominees and named executive officers; and
•all directors and executive officers as a group.
A person is a “beneficial owner” of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire sole or shared voting or investment power over the security within 60 days. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, warrants and restricted stock units held by that person that are currently exercisable or exercisable within 60 days of April 23, 2021.
The percentage of shares beneficially owned is computed on the basis of 51,801,267 shares of our common stock outstanding and 9,075,000 warrants, each exercisable for one common stock share, outstanding as of April 23, 2021. Unless otherwise indicated below, the address for each beneficial owner listed is c/o 3920 Park Avenue, Edison, New Jersey 08820.

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Number of Securities Beneficially Owned	Percentage
5% Stockholder
AltEnergy, LLC (4) (5)	7,135,109	11.7%
B. Riley Financial, Inc. (6)	6,881,279	11.3%
Directors and Executive Officers
Joe Mastrangelo (1)	425,374	*
Sagar Kurada (1)	86,457	*
Mack Treece (1) (2) (7)	30,343	*
Russell Stidolph (2) (3) (4)	7,555,348	12.4%
Daniel Shribman (1) (2)	1,029,736	1.7%
Alex Dimitrief (1) (2)	43,671	*
Audrey Zibelman (1) (2)	23,671	*
Marian "Mimi" Walters (1) (2)	23,671	*
All directors, nominees and executive officers as a group (8 individuals)	9,218,271	15.1%
—————
*Less than 1%.
(1) The business address of each of these entities or individuals is c/o 3920 Park Avenue Edison, New Jersey 08820.
(2) Includes shares of common stock underlying restricted stock units.

(3) Represents (i) 192,126 shares of common stock issuable upon exercise of vested options held by Mr. Stidolph and (ii) 7,135,109 shares of common stock in which Mr. Stidoloph has a pecuniary interest in that are held directly by AltEnergy LLC, or AltEnergy, AltEnergy Storage LLC, or AltEnergy I, AltEnergy Storage II LLC, or AltEnergy II, AltEnergy Storage V LLC, or AltEnergy V, AltEnergy VI LLC, or AltEnergy VI, AltEnergy Storage Bridge LLC, or Bridge, AltEnergy Transmission LLC, or Transmission, AltEnergy Storage Bridge Phase II LLC, or Bridge II (collectively, the “AltEnergy Shares”). Mr. Stidolph is the managing director of AltEnergy, the managing member of each of AltEnergy I, AltEnergy II, AltEnergy VI, AltEnergy V, Bridge, Transmission and Bridge II, and has voting and dispositive power with respect to the AltEnergy Shares. Mr. Stidolph disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. The address of Mr. Stidolph and each of the above referenced entities is 137 Rowayton Avenue, Rowayton, CT 06853.
(4) 2,711,170 of these shares are pledged to us for the benefit of certain indemnitees and may not be transferred until the date that is the earlier of (i) September 7, 2022; and (ii) the date on which the specified indemnified matters pursuant to the Merger Agreement have been finally resolved, and either (x) no obligations are due and payable as a result thereof, or (y) all obligations have been paid to the indemnitees in full.
(5) Represents securities held directly by AltEnergy LLC, or AltEnergy, AltEnergy Storage LC, or AltEnergy I, AltEnergy Storage II LLC, or AltEnergy II, AltEnergy Storage V LLC, or AltEnergy V, AltEnergy VI LLC, or AltEnergy VI, AltEnergy Storage Bridge LLC, or Bridge, AltEnergy Transmission LLC, or Transmission, AltEnergy Storage Bridge Phase II, or Bridge II. Mr. Stidolph is the managing director of AltEnergy, the managing member of each of AltEnergy I, AltEnergy II, AltEnergy VI, AltEnergy V, Bridge, Transmission and Bridge II, and has voting and dispositive power with respect to the AltEnergy Shares. Mr. Stidolph disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(6) The amount includes (i) shares of common stock held by BRC Partners Opportunity Fund, L.P. (“BRC”), (ii) shares of common stock underlying public warrants held by BRC, (iii) shares of common stock held by the Sponsor, (iv) shares of common stock underlying private placement warrants held by the Sponsor, (v) shares of common stock held by B. Riley Securities, Inc. (“BRS”), (vi) shares of common stock held by B. Riley Principal Investments, LLC (“BRPI”), and (vii) shares of common stock that are subject to earnout restrictions under the Sponsor Earnout Letter. BRPI is the sole member of the Sponsor and is a wholly-owned subsidiary of B. Riley Financial, Inc. BRC Partners Management GP, LLC (“BRPGP”) is the general partner of BRC and B. Riley Capital Management, LLC (“BRCM”) is the parent company of BRPGP and B. Riley Financial is the parent company of each of BRCM and BRS. B. Riley Financial has voting and dispositive power over the securities held by each of BRPI, BRS and BRC. Bryant Riley is the Chairman and Co-Chief Executive Officer of B. Riley Financial and has voting and dispositive power over the securities held by B. Riley Financial. Each of BRPI and Mr. Riley disclaims beneficial ownership over any securities directly held by the Sponsor, BRS, BRPGP, BRCM or BRC other than to the extent of any pecuniary interest he or it may have therein, directly or indirectly. The address for this stockholder is 11100 Santa Monica Blvd, Suite 800, Los Angeles, CA 90025.

(7) Mack Treece is currently not an executive officer, but his security holdings are included because he was a named executive officer in the past fiscal year.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal year 2020, except for the following: (i) late initial reports for each of Alex Dimitrief, Russell Stidolph and Marian "Mimi" Walters, (ii) late reporting by Joe Mastrangelo of the vesting of certain restricted stock units in a transaction exempt from Section 16(b) pursuant to Rule 16b-3, (iii) a late initial report for B. Riley Financial, Inc., B. Riley Principal Sponsor Co. II, LLC and B. Riley Principal Investments, LLC correcting the underreporting of the initial Class B common stock holdings of B. Riley Principal Sponsor Co. II, LLC, (iv) late reporting by B. Riley Financial, Inc., B. Riley Principal Sponsor Co. II, LLC, B. Riley Principal Investments, LLC, B. Riley Capital Management, LLC, BRC Partners Management GP, LLC and BRC Partners Opportunity Fund, LP of (a) two purchases by BRC Partners Opportunity Fund, LP. and (b) the forfeiture of shares of Class B common stock held by Principal Sponsor Co. II, LLC.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Eos under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://investors.eose.com (but which is not hereby incorporated by reference). Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Eos’s audited financial statements as of and for fiscal year 2020.
The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has discussed with Deloitte their independence, and has received from Deloitte the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence. Finally, the Audit Committee discussed with Deloitte, with and without management present, the scope and results of Deloitte’s audit of Eos’s audited financial statements as of and for fiscal year 2020.
Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2020 for filing with the SEC. The Audit Committee also has engaged Deloitte as our independent registered public accounting firm for fiscal year 2021 and is seeking ratification of such selection by the stockholders.
Audit Committee
Alex Dimitrief
Daniel Shribman
Audrey Zibelman

ADDITIONAL INFORMATION

Electronic Availability of Proxy Materials for the Annual Meeting
Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be Held on June 15, 2021: This Proxy Statement and the Company’s Annual Report on Form 10-K for fiscal year 2020 are available electronically at www.proxyvote.com.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are Eos stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to our Investor Relations Department at 3920 Park Avenue, Edison, New Jersey 08820, 862-207-7955 or email ir@eose.com. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written request to the address above, a separate copy of the Form 10-K, Proxy Statement and Proxy Card or Notice of Internet Availability of Proxy Material to a stockholder at a shared address to which a single copy of the documents was delivered.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.
We have filed our Annual Report on Form 10-K for fiscal year 2020 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Eos stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed our Investor Relations department at 3920 Park Avenue, Edison, New Jersey 08820, 862-207-7955 or email ir@eose.com.
By Order of the Board of Directors
/s/ Russell Stidolph
April 30, 2021

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 14, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EOSE2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 14, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D51293-P56449 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EOS ENERGY ENTERPRISES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Company Proposal – Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Marian "Mimi" Walters
02) Audrey Zibelman

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Company Proposal – Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting. When voting, have the information that is printed in the box marked by the arrow and follow instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

D51294-P56449

EOS Energy Enterprises, INC.
Annual Meeting of Stockholders
June 15, 2021 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jesper Helt and Jenny (Zhen) Huang, or each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of EOS ENERGY ENTERPRISES, INC., that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 15, 2021, via a live webcast at www.virtualshareholdermeeting.com/EOSE2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side